Exhibit 10.14

Exclusive Technical Service Agreement Schedule

The material differences in the exclusive technical service agreements by and among the VIEs and the WFOEs in connection with our material contractual arrangements are set forth below. A copy of the English translation of the exclusive technical service agreement entered into by Taobao (China) Software Co., Ltd. and Zhejiang Taobao Network Co., Ltd. is filed as Annex A to the Exhibit 10.14.

1.	exclusive technical service agreement entered into by Taobao (China) Software Co., Ltd. (the “WFOE”) and Zhejiang Taobao Network Co., Ltd. (the “VIE”) on January 21, 2009, as amend on April 30, 2014; the agreement becomes effective upon signing and has a term of 10 years; the total amount of the service fees shall be equivalent to the amount of the VIE’s income generated from the relevant services and resources as well as other functions provided by the WFOE deducted by the VIE’s costs and expenses incurred thereby with a 5% top-up rate; the services fees shall be calculated on a monthly basis and are payable on a quarterly basis in principle;

2.	exclusive technical service agreement entered into by Zhejiang Tmall Technology Co., Ltd. (the “WFOE”) and Zhejiang Tmall Network Co., Ltd. (the “VIE”) on March 30, 2011; the agreement becomes effective on March 30, 2011 and has a term of 20 years; since the date of operation of Taobao Marketplace, the VIE shall pay services fees (1) equivalent to 90% of its pre-tax profit for the current year and (2) other service fees for specific technical services the WFOE may provide from time to time upon request; the service fees are subject to one-time payment within three months after the end of each calendar year;

3.	exclusive technical service agreement entered into by Alibaba (China) Technology Co., Ltd. (the “WFOE”) and Hangzhou Alibaba Advertising Co., Ltd. (the “VIE”) on October 12, 2007; the agreement becomes effective on July 1, 2007 and has a term of 20 years; the VIE shall pay services fees (1) equivalent to 90% of its pre-tax profit for the current year but excluding service fees received and costs and expenses incurred in connection with the business cooperation agreement that the VIE, the WFOE and Alibaba.com Hong Kong Limited entered into and (2) other service fees for specific technical services the WFOE may provide from time to time upon request; the service fees are subject to one-time payment within three months after the end of each calendar year;

4.	exclusive technical service agreement entered into by Hangzhou Alimama Technology Co., Ltd. (the “WFOE”) and Hangzhou Ali Technology Co., Ltd. (the “VIE”) on September 1, 2008; the agreement becomes effective from November 20, 2007 and has a term of 20 years; the VIE shall pay services fees (1) equivalent to 90% of its pre-tax profit for the current year and (2) other service fees for specific technical services the WFOE may provide from time to time upon request; the service fees are subject to one-time payment within three months after the end of each calendar year;

5.	exclusive technical service agreement entered into by Alisoft (Shanghai) Co., Ltd. (the “WFOE”) and Alibaba Cloud Computing Ltd. (the “VIE”) on September 9, 2011; the agreement becomes effective upon signing and has a term of 20 years; the VIE shall pay services fees (1) equivalent to 90% of its pre-tax profit for the current year and (2) other service fees for specific technical services the WFOE may provide from time to time upon request; the service fees are subject to one-time payment within three months after the end of each calendar year.

Annex A-1

ZHEJIANG TAOBAO NETWORK CO., LTD.

AND

TAOBAO (CHINA) SOFTWARE CO., LTD.

EXCLUSIVE SERVICES AGREEMENT

DATED JANUARY 21, 2009

EXCLUSIVE SERVICES AGREEMENT

THIS EXCLUSIVE SERVICES AGREEMENT (this “Agreement”) is made in Hangzhou, the People’s Republic of China (“PRC”) on January 21, 2009:

BETWEEN:

(1)	Zhejiang Taobao Network Co., Ltd., a limited liability company duly organized and validly existing under the PRC Laws, with its legal address at 2/F East, Podium Building, Xihu International Technology Building, 391 Wen’er Road, Hangzhou (“Party A”); and

(2)	Taobao (China) Software Co., Ltd., a wholly foreign-owned enterprise duly organized and validly existing under the PRC Laws, with its legal address at 2/F, Podium Building, Xihu International Technology Building, 391 Wen’er Road, Hangzhou (“Party B”)

(each a “Party”, collectively the “Parties”)

W I T N E S S E T H

WHEREAS, Party A is a limited liability company registered and lawfully existing in Hangzhou, the PRC, which is mainly engaged in the provision of information services and other relevant value-added services through telecommunications network.

WHEREAS, Party B is a wholly foreign-owned enterprise registered and lawfully existing in Hangzhou, the PRC, which is mainly engaged in Internet technology services.

WHEREAS, Party A needs Party B to provide it with advices and services relating to Party A Business (as defined below) and Party B agrees to provide such advices and services to Party A.

NOW, THEREFORE, upon friendly discussions, the Parties agree as follows:

1.	DEFINITIONS

1.1.	Unless otherwise indicated herein or otherwise required by the context, the following terms shall have the following meanings in this Agreement:

“Party A Business” means all of the business activities operated and developed by Party A now and at any time during the term hereof, including, without limitation, the provision of information services and other relevant value-added services through telecommunications network.

“Services” means the advices and services to be provided by Party B on an exclusive basis to Party A in relation to Party A Business, including, without limitation,:

(i)	licensing to Party A of relevant software developed or duly possessed by Party B and required for Party A Business;

(ii)	routine management, maintenance and updating of hardware devices and databases;

(iii)	development, maintenance and updating of relevant application software required for the business;

(iv)	training of professional technical personnel of Party A;

(v)	assisting Party A with the collection and research of the relevant technical information;

(vi)	providing Party A with advices on business promotion and marketing; and

(vii)	other relevant advices and services provided from time to time at Party A’s request.

“Annual Business Plan” means the Party A Business development plan and budget report for the next calendar year to be prepared by Party A in accordance with this Agreement by November 30 of each year with the assistance of Party B.

“Service Fees” means all of the fees payable by Party A to Party B under Section 3 hereof in respect of the advices and services provided by Party B.

“Devices” means any and all devices owned or acquired from time to time by Party B and utilized for the purposes of the provision of the Services.

“Business-Related Technology” means any and all software and technologies developed by Party A on the basis of the Services provided by Party B hereunder in relation to Party A Business.

“Affiliate” means any enterprise that directly or indirectly controls, is controlled by or is under common control with Party B, whether by ownership of voting rights or otherwise. “Control” (including “controlled” and “under common control”) means the direct or indirect control of majority directors or direct management.

“Pre-tax Income” means the total income of Party A before payment of taxes.

“Customer Information” has the meaning ascribed to it in Section 6.1 hereof.

“Confidential Information” has the meaning ascribed to it in Section 6.2 hereof.

“Defaulting Party” has the meaning ascribed to it in Section 11.1 hereof.

“Default” has the meaning ascribed to it in Section 11.1 hereof.

“Party’s Rights” has the meaning ascribed to it in Section 13.5 hereof.

1.2.	In this Agreement, any reference to any laws and regulations (“Laws”) shall be deemed to include:

(i) a reference to such Laws as modified, amended, supplemented or reenacted, effective either before or after the date hereof; and

(ii) a reference to any other decision, circular or rule made thereunder or effective as a result thereof.

1.3.	Unless otherwise required by the context, a reference to a provision, clause, section or paragraph shall be a reference to a provision, clause, section or paragraph of this Agreement.

2.	Services

2.1.	During the term hereof, Party B shall, in accordance with the requirements of Party A Business, diligently provide the Services to Party A.

2.2.	For the purpose of the provision of the Services, Party B may, in accordance with the requirements of Party A Business, provide Party A with computers, network hardware and other Devices for use by Party B. Party B shall be equipped with all Devices and personnel reasonably necessary for the provision of the Services and shall, in accordance with Party A’s Annual Business Plan and Party A’s reasonable requests, procure and purchase new Devices and add new personnel so as to meet the requirement of providing quality Services to Party A in accordance with this Agreement.

2.3.	For the purpose of the provision of the Services hereunder, Party B shall communicate and exchange with Party A information pertaining to Party A Business and/or Party A’s customers.

2.4.	Notwithstanding any other provisions hereof, Party B shall have the right to designate any third party (including its Affiliates) to provide any or all of the Services hereunder or fulfill, in lieu of Party B, Party B’s obligations hereunder. Party A hereby agrees that Party B has the right to assign to any third party (including its Affiliates) its rights and interests hereunder.

3.	Service Fees

3.1.	In connection with the Services provided by Party B hereunder, Party A agrees to pay Services Fees to Party B, the specific amounts or calculation and payment methods and payment of which shall be separately negotiated by the Parties and determined in a separate agreement. The Services Fees include:

3.1.1.	performance-based Service Fees; and

3.1.2.	Service Fees as may be separately agreed by the Parties for any special advices and services provided from time to time by Party B at Party A’s request.

3.2.	In accordance with this Section 3 and agreements between the Parties, Party A shall pay all Service Fees into a bank account designated by Party B in a timely manner. If Party B changes its bank account, it shall give Party A seven (7) business days’ written notice.

3.3.	Notwithstanding the provisions of Section 3.1, the Parties may, subject to mutual agreement, adjust the determined calculation and payment methods and/or specific amounts of the Service Fees.

4.	Party A’s Obligations

4.1.	Party B’s Services hereunder shall be exclusive; during the term hereof, without prior written consent of Party B, Party A shall not enter into any agreement or otherwise with any third party and thereby accept from such third party services identical or similar to the Services of Party B.

4.2.	Party A shall by November 30 of each year provide to Party B its fixed Annual Business Plan of the next year such that Party B may prepare the relevant Services plan and procure required software, Devices, personnel and technical services resources. If Party A needs Party B to procure additional Devices or personnel on an ad hoc basis, it shall consult with Party B fifteen (15) days in advance so as to reach mutual agreement.

4.3.	In order to facilitate Party B’s provision of the Services, Party A shall at Party B’s request provide in a timely manner such information as has been required by Party B.

4.4.	Party A shall in accordance with Section 3 pay the full amount of the Service Fees in a timely manner.

4.5.	Party A shall maintain its own good reputation, shall actively expand its business and shall seek maximization of its profits.

5.	Intellectual Property

5.1.	All of the intellectual properties, which are either originally owned by Party B or acquired by it during the term hereof, including the intellectual property to and in the work results created during its provision of the Services, shall belong to Party B.

5.2.	Considering that the conduct of Party A Business is dependent upon the Services provided by Party B hereunder, Party A agrees to the following arrangement with respect to the Business-Related Technology developed on the basis of such Services:

(i)	If the Business-Related Technology is developed and derived by Party A under Party B’s entrustment or is derived by Party A through joint development with Party B, then such Business-Related Technology and relevant patent application right shall be owned by Party B;

(ii)	If the Business-Related Technology is derived by Party A through further independent development, then it shall be owned by Party A, provided however that: (A) Party A shall timely inform Party B of the details of such Business-Related Technology and shall provide relevant documents required by Party B; (B) if Party A intends to license or transfer such Business-Related Technology, Party A shall, to the extent not contrary to mandatory requirements of PRC Laws, transfer the same to Party B or grant an exclusive license to Party B on a preemptive basis, and Party B may use such Business-Related Technology within the specific scope of transfer or license (however, Party B may determine in its discretion whether to accept such transfer or license); if and only if Party B has waived its right to preemptive purchase or its right to exclusive license with respect to such Business-Related Technology, Party A may then transfer the title of, or license, such Business-Related Technology, to a third party on terms and conditions no more favorable than those proposed to Party B (including, without limitation, transfer price or royalty) but shall ensure that such third party shall fully comply with and perform the liabilities and obligations to be performed by Party A hereunder; (C) except in the case of a circumstance described in (B), during the term hereof, Party B shall have the right to demand to purchase such Business-Related Technology, and in the event that such a request is so made, Party A shall, to the extent not contrary to mandatory requirements of PRC Laws, agree to such purchase request of Party B at the lowest purchase price then permissible by PRC Laws.

5.3.	In the event that Party B is granted, in accordance with Section 5.2(ii), an exclusive license to use the Business-Related Technology, such license shall comply with the following requirements:

(i)	The term of the license shall be no less than five (5) years (from the date of effectiveness of the underlying license agreement);

(ii)	The scope of the rights granted under the license shall be as broad as possible;

(iii)	During the term of the license, no one (including Party A) other than Party B shall use or license another party to use such Business-Related Technology within the scope of the license;

(iv)	To the extent not contrary to Section 5.3(iii), Party A shall have the right to relicense, in its discretion, such Business-Related Technology to another party;

(v)	Upon expiry of the term of the license, Party B shall have the right to demand to renew the license agreement and Party A shall grant its consent, and upon such renewal the terms of such license agreement shall remain unchanged other than amendments thereto which have been confirmed by Party B.

5.4.	Notwithstanding Section 5.2(ii), a patent application in respect of any Business-Related Technology described therein shall be dealt with as follows:

(i)	If Party A intends to file a patent application with respect to any Business-Related Technology described in Section 5.2(ii), it shall first obtain written consent from Party B;

(ii)	If and only if Party B has waived its right to purchase the patent application right for such Business-Related Technology, Party A may then file such patent application on its own or assign such right to a third party. Prior to so transferring such patent application right to a third party, Party A shall ensure that such third party shall fully comply with and perform the liabilities and obligations to be performed by Party A hereunder; in addition, the terms on which Party A transfers such patent application right to a third party (including, without limitation, transfer price) shall not be more favorable than those proposed by Party A to Party B under Section 5.4(iii);

(iii)	During the term hereof, Party B may at any time request Party A to file patent applications with respect to such Business-Related Technology and may decide in its discretion whether to purchase the right to file such patent application. If so requested by Party B, Party A shall, to the extent not contrary to the mandatory requirements of PRC Laws, transfer such right to file patent applications to Party B at the lowest transfer price then permissible by PRC Laws; once Party B has been granted patents upon its so acquiring the right to file patent applications with respect to such Business-Related Technology and so filing such applications, Party B shall become the lawful owner of such patents.

5.5.	Each Party undertakes to the other Party that it will indemnify the other Party against any and all economic losses suffered by the other Party as a result of its infringement of third party intellectual properties (including copyrights, trademarks, patents and know-hows).

6.	Confidentiality Obligations

6.1.	During the term of this Agreement, all customer information and other relevant documents with respect to Party A Business and the Services provided by Party B (“Customer Information”) shall be jointly owned by the Parties.

6.2.	Irrespective of whether this Agreement has been terminated, each of Party A and Party B shall maintain in strict confidence the business secrets, proprietary information, jointly-owned Customer Information and any other information of a confidential nature of the other Party coming into its knowledge during the entry into and performance of this Agreement (“Confidential Information”). Except where prior written consent has been obtained from the other Party or where disclosure to a third party is mandated by relevant laws or regulations or listing rules, the Party receiving the Confidential Information shall not disclose any Confidential Information to any third party; the Party receiving the Confidential Information shall not use, either directly or indirectly, any Confidential Information other than for the purpose of performing this Agreement.

6.3.	The following information shall not constitute the Confidential Information:

(a) any information which, as shown by written evidence, has previously been known to the receiving Party by way of legal means; or

(b) any information which enters the public domain other than as a result of a fault of the receiving Party; or

(c) any information lawfully acquired by the receiving Party from another source subsequent to the receipt of relevant information.

6.4.	A receiving Party may disclose the Confidential Information to its relevant employees, agents or its appointed professionals provided that such receiving Party shall ensure that such persons shall comply with relevant terms and conditions of this Agreement and that it shall assume any liability arising out of any breach by such persons of relevant terms and conditions of this Agreement.

6.5.	Notwithstanding any other provisions of this Agreement, the validity of this Section shall not be affected by any termination of this Agreement.

7.	Representations and Warranties by Party A

Party A hereby represents and warrants that:

7.1.	It is a limited liability company duly registered and lawfully existing under PRC Laws with independent legal personality, has full and independent legal status and capacity to execute, deliver and perform this Agreement and may sue or be sued as an independent party.

7.2.	It has full internal corporate power and authority to execute and deliver this Agreement and all other documents to be executed by it in connection with the transactions contemplated hereunder as well as full power and authority to consummate the transactions contemplated hereunder. This Agreement will be lawfully and duly executed and delivered by it, and will constitute its legal and binding obligations enforceable against it in accordance with its terms.

7.3.	It shall timely inform Party B of any circumstance which has or is likely to have a material adverse effect on Party A Business or operation thereof and shall use its best efforts to prevent the occurrence of such circumstance and/or the expansion of losses.

7.4.	Without written consent of Party B, Party A will not dispose of its material assets or change its current shareholding structure in whatsoever manner.

8.	Representations and Warranties by Party B

Party B hereby represents and warrants that:

8.1.	It is a limited liability company duly registered and lawfully existing under PRC Laws with independent legal personality, has full and independent legal status and capacity to execute, deliver and perform this Agreement and may sue or be sued as an independent party.

8.2.	It has full internal corporate power and authority to execute and deliver this Agreement and all other documents to be executed by it in connection with the transactions contemplated hereunder as well as full power and authority to consummate the transactions contemplated hereunder. This Agreement will be lawfully and duly executed and delivered by it, and will constitute its legal and binding obligations enforceable against it in accordance with its terms.

9.	Term of Agreement

9.1.	The Parties hereby acknowledge that, this Agreement shall become effective when it is duly executed by the Parties hereto. Unless otherwise expressly stipulated herein, the term of this Agreement shall last, in the absence of early termination by mutual written agreement, ten (10) years.

9.2.	Upon termination hereof the Parties shall continue to comply with their respective obligations under Section 6.

10.	Notice

10.1.	Any notice, request, demand and other correspondences required by or made pursuant to this Agreement shall be made in writing and delivered to the relevant Party.

10.2.	Such notice or other correspondences shall be deemed delivered when it is transmitted if transmitted by fax or telex; or upon delivery if delivered in person; or five (5) days after posting if delivered by mail.

11.	Liability for Default

11.1.	The Parties agree and acknowledge that if any Party (“Defaulting Party”) substantially breaches any provision hereunder, or substantially fails to perform or substantially delays in performing any obligations hereunder, such breach, failure or delay shall constitute a default hereunder (“Default”) and that in such event, the non-defaulting Party shall have the right to demand the Defaulting Party to cure such Default or take remedial measures within a reasonable time. If the Defaulting Party fails to cure such Default or take remedial measures within such reasonable time or within ten (10) days after the non-defaulting Party notifies the Defaulting Party in writing and requests it to cure such Default, the non-defaulting Party may elect, in its discretion, to (i) terminate this Agreement and demand the Defaulting Party to fully indemnify for damage; or (ii) demand enforced performance by the Defaulting Party of its obligations hereunder and full indemnification from the Defaulting Party for damage.

11.2.	Notwithstanding Section 11.1 above, the Parties agree and acknowledge that unless otherwise stipulated by Laws or this Agreement, Party A shall in no event be permitted to demand to terminate this Agreement on the ground of any reason.

11.3.	Notwithstanding any other provisions hereof, the validity of this Section 11 shall not be affected by any termination of this Agreement.

12.	Force Majeure

If there occurs an earthquake, typhoon, flood, war, computer virus, tool software design loophole, hacking attack on the Internet, change of policy or law or any other force majeure event which is unforeseeable and whose consequences are insurmountable or unavoidable and a Party is directly affected thereby in its performance of this Agreement or is prevented thereby from performing this Agreement on agreed terms, such prevented Party shall immediately notify the other Party by fax of the same and shall within thirty (30) days provide an evidencing document to be issued by the notary body of the place of the force majeure event setting forth the details of such force majeure and the reasons for such failure to perform, or for the need for postponed performance of, this Agreement. The Parties shall in light of the extent of the effect of such force majeure event on the performance of this Agreement, agree on whether to waive performance of part of this Agreement or to permit postponed performance thereof. No Party shall be held liable to indemnify the other Party against its economic losses resulting from a force majeure event.

13.	Miscellaneous

13.1.	This Agreement is made in Chinese in two (2) originals, with each Party holding one (1) copy.

13.2.	The entry into, effectiveness, performance, modification, interpretation and termination of this Agreement shall be governed by the Laws of the People’s Republic of China.

13.3.	Any dispute arising out of or in connection with this Agreement shall be settled by the Parties through consultations and shall, in the absence of an agreement being reached by the Parties within thirty (30) days of its occurrence, be brought before the competent people’s court of Hangzhou City for adjudication.

13.4.	No right, power or remedy empowered to any Party by any provision of this Agreement shall preclude any other right, power or remedy enjoyed by such Party in accordance with Laws or any other provisions hereof and no exercise by a Party of any of its rights, powers and remedies shall preclude its exercise of its other rights, powers and remedies.

13.5.	No failure or delay by a Party in exercising any right, power or remedy under this Agreement or Laws (“Party’s Rights”) shall result in a waiver of such rights; and no single or partial waiver by a Party of the Party’s Rights shall preclude such Party from exercising such rights in any other way or exercising the remaining part of the Party’s Rights.

13.6.	The section headings herein are inserted for convenience of reference only and shall in no event be used in or affect the interpretation of the provisions hereof.

13.7.	Each provision contained herein shall be severable and independent of any other provisions hereof, and if at any time any one or more provisions hereof become invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof shall not be affected thereby.

13.8.	Any amendments or supplements to this Agreement shall be made in writing and shall take effect only when properly signed by the Parties hereto.

13.9.	Unless otherwise stipulated herein, without prior written consent of the other Party, neither Party shall assign any of its rights and/or obligations hereunder to any third party.

13.10.	This Agreement shall be binding upon the legal assignees or successors of the Parties.

13.11.	The Parties undertake to each file and pay, in accordance with law, the taxes involved in the transaction hereunder.

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IN WITNESS WHEREOF, the Parties have caused this Exclusive Services Agreement to be executed at the place and as of the date first above written.

Party A:

Zhejiang Taobao Network Co., Ltd.

(Company Chop)

Party B:

Taobao (China) Software Co., Ltd.

(Company Chop)

Annex A-2

ZHEJIANG TAOBAO NETWORK CO., LTD.

AND

TAOBAO (CHINA) SOFTWARE CO., LTD.

SUPPLEMENTARY AGREEMENT TO EXCLUSIVE

SERVICES AGREEMENT

Date April 30, 2014

1

Supplementary Agreement to Exclusive Services Agreement

THIS SUPPLEMENTARY AGREEMENT TO EXCLUSIVE SERVICES AGREEMENT (this “Agreement”) is made in Hangzhou, the People’s Republic of China (“PRC”) on April 30, 2014.

BETWEEN:

1.	Zhejiang Taobao Network Co., Ltd., a limited liability company duly organized and validly existing under the PRC Laws, with its legal address at No.21, Feng Ling Road, Wu Chang Street, Yuhang District, Hangzhou (“Party A”); and

2.	Taobao (China) Software Co., Ltd., a wholly foreign-owned enterprise duly organized and validly existing under the PRC Laws, with its legal address at Jing Feng Village, Wu Chang Street, Yuhang District, Hangzhou (“Party B”).

(each a “Party”, collectively the “Parties”)

W I T N E S S E T H

WHEREAS, the Parties entered into an exclusive services agreement (“Exclusive Services Agreement”) on January 21, 2009. Pursuant to Article 3.1 of the Exclusive Services Agreement, Party A agreed to pay service fee to Party B, the specific amounts or calculation and payment methods of which shall be separately negotiated by the Parties and determined in a separate agreement.

WHEREAS, the Parties now intend to supplement the Exclusive Services Agreement so as to clarify the specific payment methods and principles of the service fee. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Exclusive Services Agreement.

Based on friendly negotiations, the Parties hereby agree as follows:

1.	The service fee payable under the Exclusive Services Agreement by Party A to Party B shall be calculated on a monthly basis and paid by quarter in principle. The amount of the service fee shall be equivalent to the amount of Party A’s income generated as a result of the relevant services and resources as well as other functions provided by Party B deducted by Party A’s costs and expenses incurred hereby with a 5% top-up rate (the top-up rate shall be determined in accordance with a rate advised by a third-party professional institution based on the arm’s length principle and annually reviewed thereafter; without the objection of either Party, adjustment of the top-up rate shall be carried out without the signing and execution of any separate agreement). The costs and expenses of Party A shall be confirmed by Party B.

2.	The Parties may separately enter into relevant service agreements on the specific services provided by Party B, and Party A shall pay the service fee in accordance with the payment principles as stipulated in Article 1 of this Agreement.

3.	This Agreement shall take effect upon the date of the execution. Any amendments or supplements to this Agreement shall be made in writing and shall take effect only when properly signed by the Parties hereto.

2

4.	Other provisions of the Exclusive Service Agreement shall remain valid.

5.	This Agreement is made in Chinese in two (2) originals, with each Party holding one (1) copy.

6.	The entry into, effectiveness, performance, modification, interpretation and termination of this Agreement shall be governed by the Laws of the People’s Republic of China.

7.	Any disputes arising out of or in connection with this Agreement shall be resolved pursuant to the relevant provisions of the Exclusive Services Agreement.

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IN WITNESS WHEREOF, the Parties have caused this Supplementary Agreement to Exclusive Services Agreement to be executed as of the date first above written.

Party A:

Zhejiang Taobao Network Co., Ltd.

(Company Seal)

Party B:

Taobao (China) Software Co., Ltd.

(Company Seal)

Supplementary Agreement to Exclusive Services Agreement - Execution Page